Exhibit 5.1
50 West Liberty Street, Suite 1000, Reno, Nevada 89501-1950 Telephone: 775-323-1980 Fax: 775-323-2339	3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169 Telephone: 702-387-6073 Fax: 702-990-3564
  www.shermanhoward.com

December 30, 2016

MetaStat, Inc.
27 Drydock Avenue
2nd Floor
Boston, Massachusetts 02210

Re:
MetaStat, Inc./Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to MetaStat, Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company of 5,834,422 shares (the “Shares”) of its common stock, $0.0001 par value per share (the “Common Stock”), to be sold by certain stockholders of the Company (the “Selling Stockholders”) under a Registration Statement on Form S-1, as may be amended from time to time (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), as filed with the Securities and Exchange Commission (the “Commission”).
Of the 5,834,422 Shares subject to this opinion:
(a)
2,665,663 of such Shares (the “Issued Shares”) are issued and outstanding;
(b)
705,408 of such Shares (the “Series A-2 Conversion Shares”) are issuable upon conversion of outstanding shares of our Series A-2 Convertible Preferred Stock (the “Series A-2 Preferred Stock”);
(c)
453,585 of such Shares (the “Series B Conversion Shares”) are issuable upon conversion of our outstanding shares of our Series B Convertible Preferred Stock (the “Series B Preferred Stock”); and
(d)
2,009,766 of such Shares (the “Warrant Shares”) are issuable upon exercise of outstanding warrants (“Warrants”).

December 30, 2016

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)
Registration Statement (File No. 333-215101);

(b)
Amended and Restated Articles of Incorporation of the Company as filed with the Secretary of State of Nevada on May 23, 2011 to be effective as of May 25, 2011 (the “Amended and Restated Articles of Incorporation”), as amended by the Articles of Merger of the Company as filed with the Secretary of State of Nevada on March 28, 2012 (the “Articles of Merger”), by the Certificate Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock as filed with the Secretary of State of Nevada on June 30, 2014 (the “Series A Designation”), and by the Certificate Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock as filed with the Secretary of State of Nevada on December 31, 2014 as amended by the First Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Series B Designation” and collectively with the Amended and Restated Articles of Incorporation, the Articles of Merger, and the Series A Designation, the “Articles”);

(c)
Bylaws of the Company dated May 11, 2007;

(d)
A specimen certificate representing the Shares; and

(e)
Certain resolutions of the Board of Directors of the Company relating to (i) the issuance of the Issued Shares, the Series A-2 Preferred Stock, the Series A-2 Conversion Shares, the Series B Preferred Stock, the Series B Conversion Shares, the Warrants, and the Warrant Shares, (ii) the registration of the Shares under the Securities Act, and (iii) such other matters as relevant.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents.
In our examination we have assumed:

(a)
the legal capacity of all natural persons executing the documents;

(b)
 the genuineness of all signatures on the documents;

(c)
the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(d)
that the parties to such documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder; and,

(e)
other than with respect to the Company, the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.

December 30, 2016

We have also assumed that:

(a)
the persons identified as officers of the Company are actually serving in such capacity;

(b)
the certificates representing the Shares will be properly executed by the appropriate officers of the Company;

(c)
the certificates representing the Shares will be properly executed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar;

(d)
the Registration Statement will be declared effective;

(e)
the Series A-2 Conversion Shares will be issued in accordance with the terms of conversion of the Series A-2 Preferred Stock, that the Series B Conversion Shares will be issued in accordance with the terms of conversion of the Series B Preferred Stock, and that the Warrant Shares will be issued in accordance with the terms of the Warrants;

(f)
the Company will keep reserved a sufficient number of shares of its Common Stock to satisfy its obligations for issuances of the Series A-2 Conversion Shares, the Series B Conversion Shares, and the Warrant Shares; and

(g)
upon issuance of any of the Series A-2 Conversion Shares, the Series B Conversion Shares, and the Warrant Shares, (i) the total number of shares of the Company’s Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue; and (ii) the Company will be in good standing under the laws of the State of Nevada.

The opinions set forth below are also subject to the further qualification that the enforcement of any agreements or instruments referenced herein and to which the Company is a party may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Based upon and subject to the foregoing, we are of the opinion that:

(a)
the Issued Shares have been duly authorized, were validly issued, and are fully paid and non-assessable;

(b)
 The Series A-2 Conversion Shares have been duly authorized and, upon issuance, will be validly issued, fully paid, and non-assessable;

(c)
The Series B Conversion Shares have been duly authorized and, upon issuance, will be validly issued, fully paid, and non-assessable; and

(d)
The Warrant Shares have been duly authorized and, upon issuance, will be validly issued, fully paid, and non-assessable.

December 30, 2016

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

The opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Sherman & Howard L.L.C. SHERMAN & HOWARD L.L.C.